                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                              (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                            CHATTEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed   on  table   below  per   Exchange  Act   Rules   14a6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                      [LOGO]

                                 CHATTEM, INC.
                             1715 WEST 38TH STREET
                          CHATTANOOGA, TENNESSEE 37409

                                 MARCH 12, 1996

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Chattem, Inc., scheduled for Wednesday, April 10, 1996, at 1:00 p.m., in the Company's executive offices located in Chattanooga, Tennessee. The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

    I hope that you will be able to attend the Annual Meeting on April 10, 1996. A luncheon reservation card is also enclosed if you are able to attend the Company's luncheon immediately preceding the meeting.

                                           Sincerely,

                                           Zan Guerry
                                           CHAIRMAN OF THE BOARD AND PRESIDENT

                                     [LOGO]

                                 CHATTEM, INC.
                             1715 WEST 38TH STREET
                          CHATTANOOGA, TENNESSEE 37409
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 10, 1996

To the Shareholders of Chattem, Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Chattem, Inc., a Tennessee corporation (the "Company"), will be held on Wednesday, April 10, 1996, at 1:00 p.m. local time, at the Company's executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, for the following purposes:

    (1) To elect two members to the Board of Directors, each to serve for a three year term;

    (2) To approve the Company Stock Feature of the Chattem, Inc. Savings and Investment Plan;

    (3) To ratify the appointment of Arthur Andersen LLP as independent auditors; and

    (4) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

    Only shareholders of record at the close of business on February 21, 1996 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof.

    You are encouraged to attend the Annual Meeting in person. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT, AT YOUR EARLIEST CONVENIENCE, YOU PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          Zan Guerry
                                          CHAIRMAN OF THE BOARD AND PRESIDENT

Chattanooga, Tennessee
March 12, 1996

                                 CHATTEM, INC.
                                   ---------

                                PROXY STATEMENT
                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 10, 1996

SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of Chattem, Inc., a Tennessee corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting"), and at any adjournment(s) thereof, to be held at the Company's executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, on Wednesday, April 10, 1996, at 1:00 p.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitations of proxies may be made in person or by mail, telephone or telegram by directors, officers and regular employees of the Company. The Company will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's shares held of record by such persons, will furnish at its expense the number of copies thereof necessary to supply such material to all such beneficial owners and will reimburse the reasonable forwarding expenses incurred by such record owners. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company. This Proxy Statement is first being mailed to shareholders on or about March 12, 1996.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Board of Directors has fixed the close of business on February 21, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's common stock without par value ("Common Stock") is entitled to one vote. As of February 21, 1996, there were issued and outstanding 7,292,199 shares of Common Stock.

    Set forth below is information, as of February 21, 1996, with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director and nominee, (c) the chief executive officer and the other most highly compensated executive officer for the previous fiscal year, and (d) all directors and executive officers of the Company as a group:

                                          AMOUNT AND NATURE OF         PERCENT
      NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP (1)     OF CLASS (2)
------------------------------------  ----------------------------   ------------
First Union Capital Partners, Inc.         1,666,667                      22.9%
 One First Union Center
 301 S. College Street
 Charlotte, NC 28288
Zan Guerry                                   994,426(3)(4)(5)(6)          13.3
 1715 W. 38th St.
 Chattanooga, TN 37409
Robert E. Bosworth                           718,681(6)(7)(8)              9.7
 1715 W. 38th St.
 Chattanooga, TN 37409
Hamico, Inc.                                 661,711(9)                    9.0
 1715 W. 38th Street
 Chattanooga, TN 37409
Louis H. Barnett                              93,784(10)                   1.3
Robert M. Boyd, Jr.                           62,942                     *
Richard E. Cheney                              6,460                     *

                                          AMOUNT AND NATURE OF         PERCENT
      NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP (1)     OF CLASS (2)
------------------------------------  ----------------------------   ------------
Scott L. Probasco, Jr.                        36,926(11)                 *
Samuel E. Allen                                3,700                     *
A. Alexander Taylor, II                        3,100                     *
Directors and Executive Officers as        1,258,308                      16.7
 a Group (8 persons)

------------------------
 * Less than 1.0%.

 (1) Except as otherwise indicated, refers to either shared or sole voting and investment power. Includes the following numbers of shares subject to purchase pursuant to options that are exercisable within 60 days of February 21, 1996 under the Company's Non-Statutory Stock Option Plan -- 1993 (the "1993 Stock Option Plan"), the Company's Non-Statutory Stock Option Plan -- 1994 (the "1994 Stock Option Plan") or the Company's Non-Statutory Stock Option Plan for Non-Employee Directors (the "Director Plan"): Mr. Guerry -- 82,500 shares, Mr. Bosworth -- 48,750 shares, Mr. Boyd -- 26,250 shares, Mr. Probasco -- 2,750 shares, Messrs. Allen, Barnett, Cheney, and Taylor -- 2,500 shares each, and all directors and executive officers as a group -- 170,250 shares. Also includes the following numbers of shares subject to purchase pursuant to the exercise of warrants issued in June, 1994 in connection with the Company's 12.75% senior subordinated notes due 2004: Mr. Guerry -- 7,737 shares, Mr. Boyd -- 3,092 shares, Mr. Barnett -- 1,501 shares, and all directors and executive officers as a group -- 12,330 shares.

 (2) For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to presently exercisable stock options or warrants held by such beneficial owner are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

 (3) Includes 37,081 shares held by a trust for the benefit of Mr. Guerry's sister, of which he serves as a co-trustee. Mr. Guerry disclaims beneficial ownership of the shares held by this trust.

 (4) Includes 6,000 shares held in trust for Mr. Guerry pursuant to the terms of the Company's Savings and Investment Plan.

 (5) Includes 2,685 shares which Mr. Guerry holds as custodian for his children. Mr. Guerry disclaims beneficial ownership of these custodial shares.

 (6) Includes 589,000 shares and 72,711 shares subject to purchase pursuant to the exercise of warrants owned by Hamico, Inc., a charitable foundation for which Messrs. Guerry and Bosworth serve as directors and executive officers. Messrs. Guerry and Bosworth disclaim beneficial ownership of all such shares.

 (7) Includes 3,000 shares held in trust for Mr. Bosworth pursuant to the terms of the Company's Savings and Investment Plan.

 (8) Includes 600 shares which Mr. Bosworth holds as custodian for his daughter. Mr. Bosworth disclaims beneficial ownership of these custodial shares.

 (9) Includes 72,711 shares subject to purchase pursuant to the exercise of warrants issued June, 1994 in connection with the Company's 12.75% senior subordinated notes due 2004.

(10) Includes 89,423 shares which are held in trust for the benefit of various family members. Mr. Barnett disclaims beneficial ownership of these shares.

(11) Includes 1,500 shares which are held by Mr. Probasco's spouse. Mr. Probasco disclaims beneficial ownership of these shares.

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

    Under federal securities laws, the Company's directors, executive officers and 10% or more shareholders are required to report, within specified monthly and annual due dates, their initial ownership in the Company's Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year except that reports for certain transactions of a charitable trust for which Mr. Probasco serves as trustee were not filed in a timely manner which omission was corrected on or about January 9, 1996.

REVOCABILITY OF PROXY

    Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

QUORUM; VOTING

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock which are entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

    On all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment(s) thereof, each shareholder will be entitled to one vote for each share of Common Stock owned of record at the close of business on February 21, 1996. There will be no cumulative voting.

ACTION TO BE TAKEN UNDER THE PROXY

    Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) "FOR" the election of the two persons specified as nominees for directors of the Company, each of whom will serve for a three year term; (b) "FOR" the approval of the Company Stock Feature of the Chattem, Inc. Savings and Investment Plan; (c) "FOR" the ratification of the appointment of Arthur Andersen LLP as independent auditors; and (d) in the best judgment of the persons named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. Should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his stead, of such other person as the management of the Company may recommend.

    Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Management knows of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Company's Board of Directors is classified into three classes having staggered terms of three years each. At present, two classes consist of three directors each and one class consists of two directors. Each director elected at the Annual Meeting will serve until the Annual Meeting of Shareholders in 1999 and until his successor has been elected and qualified or until his earlier resignation or removal. Messrs. Samuel E. Allen and A. Alexander Taylor II, are management's nominees for election. Robert M. Boyd, Jr., a director of the Company since 1986, will not stand for re-election to the Board of Directors when his term expires in April 1996. The Board of Directors has no nominating committee, and all nominees are selected by the Board of Directors at large. Directors will be elected by a plurality of the votes cast.

    The directors meet quarterly and may convene for special meetings when necessary. During the fiscal year ended November 30, 1995, the Board of Directors conducted a total of four regularly scheduled meetings. Each director attended 75% or more of the meetings of the Board of Directors and of any committees on which he served during this period.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

    The following information is furnished with respect to the nominees and continuing directors.

             NAME               AGE                   PRINCIPAL OCCUPATION
------------------------------  ----   --------------------------------------------------
NOMINEES FOR TERMS
 OF OFFICE TO EXPIRE IN 1999
Samuel E. Allen                  59    Chairman of Globalt, Inc. (investments). Member of
                                       the  Company's  Audit Committee.  First  elected a
                                       director of the Company in 1993.
A. Alexander Taylor II           42    Partner with law firm of Miller & Martin,  general
                                       counsel  to the  Company, since  1983. Director of
                                       U.S. Xpress Enterprises,  Inc. (trucking).  Member
                                       of  the  Company's  Compensation  Committee. First
                                       elected a director of the Company in 1993.

DIRECTORS WHOSE TERMS
 OF OFFICE EXPIRE IN 1997
Louis H. Barnett                 77    Consultant to  the  Company and  others  regarding
                                       plastics,   chemicals  and   oil  investments  and
                                       operations. Director of Overton Park National Bank
                                       and A/F Protein, Inc. First elected a director  of
                                       the Company in 1970.
Robert E. Bosworth               48    Executive Vice President since June 1990 and Chief
                                       Financial Officer of the Company since April 1985.
                                       First elected a director of the Company in October
                                       1986.
Richard E. Cheney                74    Former  Chairman Emeritus, director  and member of
                                       the executive committee,  Hill and Knowlton,  Inc.
                                       (international public relations and public affairs
                                       consulting).  Director  of  HoloPak  Technologies,
                                       Inc. (holographics) and Rowe Furniture
                                       Corporation. Member of the Company's  Compensation
                                       Committee. First elected a director of the Company
                                       in 1984.

             NAME               AGE                   PRINCIPAL OCCUPATION
------------------------------  ----   --------------------------------------------------
DIRECTORS WHOSE TERMS
 OF OFFICE EXPIRE IN 1998
Scott L. Probasco, Jr.           67    Chairman  of the Executive  Committees of SunTrust
                                       Bank, Chattanooga,  N.A.,  since  March  1989  and
                                       SunTrust  Banks of Tennessee, Inc. (banking) since
                                       January 1990. Also a  director of SunTrust  Banks,
                                       Inc.,  Coca-Cola  Enterprises  Inc.  and Provident
                                       Life and Accident Insurance Company. Member of the
                                       Company's Audit and Compensation Committees. First
                                       elected a director of the Company in 1966.
Zan Guerry                       47    Chairman of the Board and President of the Company
                                       since June  1990. Previously  served as  Executive
                                       Vice  President of the Company  from 1983 to 1990,
                                       as President  of  Chattem Consumer  Products  from
                                       1984  to 1989 and as  Chief Operating Officer from
                                       1989  to   1990.   Director  of   SunTrust   Bank,
                                       Chattanooga,  N.A. First elected a director of the
                                       Company in 1981.

    In accordance with the Bylaws of the Company, the Board of Directors has established an Audit Committee and a Compensation Committee.

    The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee met one time in fiscal 1995.

    The Compensation Committee is composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee reviews and approves all salary arrangements, including annual and long-term incentive awards and other remuneration, for officers of the Company. It also is responsible for administration of the Company's stock option plans (except for the Director
Plan), the Long-Term Incentive Plan, the Management Incentive Plan and certain other plans. The Compensation Committee met three times in fiscal 1995.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth information for the past three fiscal years concerning compensation paid or accrued by the Company to or on behalf of the Company's chief executive officer and the other most highly compensated executive officer, the only executive officers of the Company whose total salary and bonus exceeded $100,000 during the fiscal year ended November 30, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                              ------------------------
                                                                              SECURITIES
                                                     ANNUAL COMPENSATION      UNDERLYING
                                       FISCAL    ---------------------------    OPTIONS       LTIP          ALL OTHER
    NAME AND PRINCIPAL POSITION         YEAR       SALARY         BONUS       AWARDED (1)  PAYOUTS (2)  COMPENSATION (3)
------------------------------------  ---------  -----------  --------------  -----------  -----------  -----------------
Zan Guerry                                 1995  $   236,000  $   108,324              0   $         0      $   2,722
 Chairman of the Board                     1994      230,500      121,512              0             0          2,668
 and President                             1993      225,000            0        137,500       180,498          7,999
Robert E. Bosworth                         1995      181,760      119,819(4)           0             0          2,609
 Executive Vice President and              1994      180,000       79,328              0             0          2,560
 Chief Financial Officer                   1993      175,000            0         81,250       114,944          9,923

------------------------
(1) Represents non-qualified stock options granted on December 14, 1992 at an exercise price of $28.125 per share and on May 14, 1993 at an exercise price of $26.25 per share under the Company's 1993 Stock Option Plan and non-qualified stock options granted on May 14, 1993 under the Company's 1994 Stock Option Plan at an exercise price of $26.25 per share. Options granted under the 1993 Stock Option Plan and 1994 Stock Option Plan at $28.125 per share and $26.25 per share were adjusted by the Compensation Committee to $8.125 per share and $7.50 per share, respectively, after the payment of the special cash dividend of $20.00 per share to shareholders in June 1993.

(2) Represents payments under the Company's Long-Term Incentive Compensation Plan for improvements in corporate earnings per share over the preceeding three fiscal years.

(3) Represents premiums paid by the Company under life insurance policies with respect to which the named executive is entitled to a death benefit of up to $450,000 as follows for the 1995 fiscal year: Mr. Guerry -- $412; Mr. Bosworth -- $540. Represents the Company's contributions with respect to the Company's Savings and Investment Plan as follows for the 1995 fiscal year:
    Mr. Guerry -- $2,310; Mr. Bosworth -- $2,069.

(4) Includes one-time incentive bonus of $50,000 for the 1995 fiscal year.

OPTION EXERCISES AND HOLDINGS

    The option exercises by the Company's chief executive officer and the other most highly compensated executive officer during the fiscal year ended November 30, 1995, as well as the number and total value of unexercised in-the-money options at November 30, 1995, are shown in the following table.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                     AND OPTION VALUES AT NOVEMBER 30, 1995

                                                                                               VALUE OF
                                                                 NUMBER OF                   UNEXERCISED
                                                                UNEXERCISED                  IN-THE-MONEY
                              NUMBER OF                          OPTIONS AT                   OPTIONS AT
                           SHARES ACQUIRED     VALUE           NOV. 30, 1995                NOV. 30, 1995
          NAME               ON EXERCISE     REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-------------------------  ---------------   ---------   --------------------------   --------------------------
Zan Guerry                              0           0           68,750/68,750                      0/0
Robert E. Bosworth                      0           0           40,625/40,625                      0/0

PENSION PLAN

    The following table shows for various years of service the estimated annual benefits payable under the Chattem, Inc. Pension Plan (the "Pension Plan") upon normal retirement, before deducting a specified percentage of applicable estimated Social Security benefits, as provided in the Pension Plan:

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                           ---------------------------------------------------------------
REMUNERATION                15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-------------------------  -----------  -----------  -----------  -----------  -----------
$100,000.................  $    37,500  $    50,000  $    50,000  $    50,000  $    50,000
 150,000.................       56,250       75,000       75,000       75,000       75,000
 200,000.................       75,000      100,000      100,000      100,000      100,000
 275,000.................      103,125      137,500*     137,500*     137,500*     137,500*
 325,000.................      121,875*     162,500*     162,500*     162,500*     162,500*
 350,000.................      131,250*     175,000*     175,000*     175,000*     175,000*
 375,000.................      140,625*     187,500*     187,500*     187,500*     187,500*
 400,000.................      150,000*     200,000*     200,000*     200,000*     200,000*
 450,000.................      168,750*     225,000*     225,000*     225,000*     225,000*
 500,000.................      187,500*     250,000*     250,000*     250,000*     250,000*

------------------------
* Exceeds maximum Pension Plan benefit permissible under current federal law.

    The basis for the compensation covered by the Pension Plan is W-2 earnings as adjusted for certain extraordinary income items. Covered compensation for the individuals listed in the summary compensation table as of November 30, 1995, was: Mr. Guerry -- $286,000; Mr. Bosworth -- $185,000. The accrued years of service to November 30, 1995, of the individuals listed in the summary compensation table (assuming repayment of Pension Plan loans from funds voluntarily contributed) are as follows: Mr. Guerry -- 17.75; Mr. Bosworth -- 15.25.

    Upon  retirement  at age  65 (or  as otherwise  permitted under  the Pension
Plan), a participant in the Pension Plan receives an annual benefit which is 2.5% of the average of his highest five consecutive calendar years of compensation (regular wages or salaries, annual bonuses, incentive or Christmas gift payments, overtime pay, shift premium, director's fees and, up to the level of regular wages or salaries, any payments for workers' compensation, civic duty pay, military pay, sickness pay, temporary disability pay or vacation pay) paid during the 10 calendar years immediately preceding the earlier of actual or normal retirement age, multiplied by his years of service not in excess of 20 years. The amount determined in the preceding sentence is then reduced by 2.5% of the participant's primary Social Security benefit, multiplied by the participant's years of service not to exceed 20 years. For retirement before age 65, benefits are further reduced actuarially and for years of service proration.

    Upon retirement, benefits are calculated on the basis of a normal retirement pension to be paid during the lifetime of the participant. Benefits will be paid in the form of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, unless one of the following options is appropriately elected:

        (i) A reduced annuity benefit to be paid monthly over 5, 10 or 15 years and thereafter for the participant's life;

        (ii) A reduced annuity benefit to be paid during the participant's life with one-half of the reduced benefit to be continued to the spouse for the spouse's life;

       (iii) A reduced annuity benefit to be paid during the participant's life with either three-fourths of or the full reduced benefit to be continued to the spouse for the spouse's life;

       (iv) A single lump sum payment; or

        (v) A single life annuity.

AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company has entered into severance agreements with the officers named in the Summary Compensation Table. These severance agreements are operative only upon the occurrence of a change in control of the Company and are intended to encourage key executives to remain in the Company's employ by providing them with greater security and imposing various restrictions on competitive employment should an officer leave the Company's employment. Absent a change in control of the Company, the severance agreements do not require the Company to retain any executive or to pay him any specified level of compensation.

    If the severance agreements become operative, and if the employment with the Company of one of these officers is terminated or the officer is constructively discharged within two years of the occurrence of a change in control of the Company, the officer will be entitled to receive a termination payment equal to three times his average annualized includible compensation from the Company during the five most recently completed fiscal years and the continuation of certain Company-provided benefits. Includible compensation for purposes of calculating the severance benefit generally includes all compensation paid to the officer by the Company and will be calculated in accordance with the applicable provisions of the Internal Revenue Code.

    A change of control of the Company will be deemed to occur if (i) there is a change of one-third or more of the directors of the Company within any 12-month period; (ii) there is a change of one-half or more of the directors of the Company within any 24-month period; or (iii) any person acquires ownership or the right to vote 35% or more of the Company's outstanding voting shares.

DIRECTOR COMPENSATION

    All directors receive monthly compensation of $375 and supplemental life insurance coverage in varying amounts. In addition, directors who are not officers of the Company receive $400 for each meeting they attend if they reside in the Chattanooga area and $700 plus expenses if they reside elsewhere. Directors who are neither officers nor consultants to the Company also receive $200 for each committee meeting they attend if held in conjunction with a Board of Directors meeting and $400 for each committee meeting they attend if held independently of a Board of Directors meeting. The outside directors of the Company are also eligible for the grant of stock options under the terms of the Director Plan. In addition, Robert M. Boyd, Jr., a director and former executive officer of the Company, received $84,167 in consulting fees during fiscal 1995 for services rendered to the Company in a capacity other than as a director.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PRINCIPLES OF EXECUTIVE COMPENSATION

    The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders. Toward that end, the Company's executive compensation program attempts to provide strongly competitive compensation levels and incentive pay that varies based on corporate, business unit and individual performance.

    The Company attempts to provide its executives with a total compensation package that -- AT EXPECTED LEVELS OF PERFORMANCE -- is slightly above average market rates for executives who hold comparable positions or have similar qualifications in companies the Company's size. Total compensation is defined to include base salary, annual incentives and long-term incentives. The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys and compensation consultants. The Company does not necessarily consider pay levels for the peer companies included in the shareholder return graph, since these companies, in some cases, vary in size significantly from the Company.

    The reason the Company targets its total executive pay program at slightly above competitive market norms is that the Company places more emphasis on long-term incentive compensation than is common in the market for comparable sized companies. Thus, the Company's executive salaries and annual incentive target awards tend to be close to the market average while its long-term incentive award opportunities are at or above average rates.

    The Company's incentive plans are designed to ensure that incentive compensation varies based upon the financial performance of the Company. However, some of the Company's incentive payouts are based on annual performance while other incentive values are based on long-term (i.e., multi-year) performance. Also, the Company considers business unit and individual performance in its incentive plan. As a result, the total compensation levels for an executive in any given year may not reflect the Company's overall bottom-line financial performance in that year.

BASE SALARY PROGRAM

    The Company's base salary program is based on a philosophy of providing salaries that are typically consistent with average market rates for companies of similar size. The Company believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Base salary levels are also based on each individual employee's performance over time. Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Salaries for executives are reviewed and revised annually based on a variety of factors, including individual performance (assessed in a qualitative fashion), general levels of market salary increases and the Company's overall financial results. All salary increases are granted within a pay-for-performance framework.

ANNUAL INCENTIVE PLAN

    The Company's annual incentive plan is intended to assist the Company in rewarding and motivating key employees, focuses strongly on Company, business unit and individual performance, and provides a fully competitive compensation package to plan participants. As a pay-for-performance plan, incentive awards are paid annually based on the achievement of performance objectives for the year. Under the plan, each plan participant is provided a range of potential annual incentive awards based on competitive award levels in the marketplace. The incentive award ranges are consistent with those provided by other companies similar in size to the Company. Actual awards paid under the plan are based on the Company's corporate performance (and for business unit positions, business unit performance). Individual performance is also considered in determining actual award levels for each year, but is assessed in a non-formula fashion. The corporate annual incentive plan objective usually is earnings per share performance against plan, although for fiscal 1993 through 1995 only, the objective was operating income performance against plan. The reason for the change in fiscal 1993 through 1995 is that the Company's payment of the special dividend and refinancing of indebtedness in fiscal 1993 and 1994 and the sale of a significant division of the Company in 1995 made the earnings per share criteria an unreliable measurement of performance for officers of the Company. The specific objectives and standards under the plan are reviewed annually by the Company in order to ensure consistency with the Company's business strategy and prevailing market conditions.

    An annual incentive funding pool is created to pay awards achieved under the annual incentive plan. At targeted performance, the plan provides sufficient funding to pay competitive annual incentives to all plan eligible positions. However, the actual size of the annual incentive funding pool will vary based on corporate earnings per share performance. Aggregate payments under the annual incentive plan are limited by the size of the funding pool. Actual awards made to participants under the annual incentive plan are based on a combination of corporate, business unit and individual performance. Business unit performance is assessed considering such factors as net sales and operating income. Individual performance is assessed relative to various qualitative objectives and criteria, such as overall contribution to the Company's success and successful implementation of business strategy.

LONG-TERM INCENTIVE PLAN

    The Company believes that its key employees should have an ongoing interest in the long-term success of the business. To accomplish this objective, the Company has a long-term incentive plan that provides long-term incentives to executives in two forms: non-qualified stock options and a long-term performance plan.

    The Company's stock option plans are intended to reward participants for generating appreciation in the Company's stock price. Stock options granted to the executive officers named in the Summary Compensation Table and certain other executives were awarded at 100% of the fair market value of the stock on the date of grant. All stock options have a term of ten years. Stock option grants vest at a rate of 25% per year beginning one year after the date of grant. The exercise price is payable in cash, shares of the Company stock or some combination thereof. No option holder has any rights as a shareholder for any shares subject to an option until the exercise price has been paid and the shares are issued to the employee.

    The Company's overall stock option grant levels are established by considering market data for the Company's stock and the number of shares reserved under the plan for option grants. Individual stock option grants are based on the job level of each participant in the Company and individual performance. The Committee also considers the size of past stock option grants in determining the size of new option grants.

    The Company's long-term performance plan is designed to reward key Company executives for improvements in corporate earnings per share. Under the plan, performance is measured over a three-year cycle with a new performance cycle beginning each year. The performance standards on earnings per share for each three-year performance cycle are based on the Company's strategic plan and are reviewed and approved by the Board of Directors. All awards are paid in cash, typically as soon as possible after the completion of each three-year performance cycle (although plan participants may elect to defer awards).

    Both the stock option and long-term performance plans are periodically reviewed to ensure an appropriate mix of base salary, annual incentive and long-term incentive within the philosophy of providing strongly competitive total direct compensation opportunities.

1995 CHIEF EXECUTIVE OFFICER COMPENSATION

    As described above, the Company compensates all executives, including the chief executive officer, based upon both a pay-for-performance philosophy and consideration of market rates of compensation for each executive position. Specific actions taken by the Compensation Committee regarding the chief executive officer's compensation are summarized below.

BASE SALARY

    The base annual salary of $236,000 for the Company's chief executive officer in 1995 was unchanged from the end of the prior year.

ANNUAL INCENTIVE

    The annual incentive earned by the chief executive officer for 1995 performance was $108,324. This annual incentive award was based on competitive market annual incentive awards for chief executive officers in companies comparable in size to the Company, and adjusted to reflect the Company's performance in growth in operating income against plan.

LONG-TERM INCENTIVE

    The chief executive officer did not receive any stock option awards in fiscal 1995. The chief executive officer did not receive a cash payout in fiscal 1995 under the Company's long-term performance plan based upon earnings per share performance during the fiscal 1992-1994 performance cycle.

    The foregoing report is submitted by the Compensation Committee, consisting of Richard E. Cheney, Scott L. Probasco, Jr. and A. Alexander Taylor II.

COMPARATIVE PERFORMANCE BY THE COMPANY

    The following is a chart comparing the cumulative total return to shareholders of the Company, assuming reinvestment of dividends, for the five-year period ending at the end of the 1995 fiscal year with the return from:
(i) the S&P 500 Index and (ii) a group of public companies engaged in either the functional toiletries, cosmetics or non-prescription drug business, for the same period. The following companies are in the group of selected comparable companies: Alberto-Culver Co. (Class B common stock), Carter-Wallace Inc., DEP Corporation (Class B common stock), Helene Curtis Industries Inc., Menley & James Inc., Neutrogena Corp., St. Ives Laboratories Inc. and Del Laboratories Inc.

                                 CHATTEM, INC.
                          RELATIVE MARKET PERFORMANCE
                         TOTAL RETURN FISCAL 1991-1995

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 VALUE OF INVESTMENT
         ($)
                         Chattem Inc.    S&P 500 Index    Custom Peer Group
11/30/90                          100              100                  100
11/30/91                       259.88           120.34               153.07
11/30/92                       404.57           142.57               164.26
11/30/93                       327.81           156.97               119.94
11/30/94                       225.37           158.61               107.16
11/30/95                       189.52           217.27               114.81

 * Assumes $100 invested on November 30, 1990 in the common stock of the Company, S&P 500 Index and the custom peer group with dividends reinvested and investment weighted on the basis of market capitalization.

                    PROPOSAL 2: COMPANY STOCK FEATURE OF THE
                   CHATTEM, INC. SAVINGS AND INVESTMENT PLAN

    The Chattem, Inc. Savings and Investment Plan (the "Plan") was originally adopted on January 1, 1985 and subsequently amended on January 31, 1996. The Plan as amended permits participant-directed investments in shares of the Common Stock of the Company and certain other investments. Shareholders are only being asked to approve the provisions of the Plan which permit participants to invest in the Common Stock of the Company (the "Company Stock Feature"). The affirmative vote of a majority of the outstanding shares of the Common Stock of the Company represented and entitled to vote at the Annual Meeting is required to approve the Company Stock Feature.

    Shareholder approval of the action of the Board of Directors in adopting the Plan or the Company Stock Feature is not required. However, such approval is deemed advisable in connection with the exemption under Rule 16b-3 from the requirements of Section 16(b) of the Securities Exchange Act of 1934 (the "Act") which is applicable to certain executive officers of the Company who participate in the Company Stock Feature of the Plan. If an exemption under that Rule is not applicable, profits realized by certain participating officers of the Company on any sale by the officer of Common Stock within six months of the investment for such officer's account might have to be forfeited to the Company under Section 16(b) of the Act, and other penalties could apply. This prospect could make it impracticable for certain participating officers to elect to have contributions for the officer's account invested in Common Stock.

SUMMARY OF THE PLAN AND THE COMPANY STOCK FEATURE

    The Plan provides for voluntary contributions by participants, generally through salary reductions, payroll deductions and cash payments, certain of which are matched, in part, by employer contributions. The Plan has two distinct components: a 401(k), or savings feature and a profit sharing feature.

    The Plan provides that an employee is eligible to participate in the Plan if he has attained age twenty-one (21) and completed six (6) months of service. Approximately 300 of the Company's employees are presently eligible to participate in the Plan.

    A participant may voluntarily defer any amount up to ten percent of annual cash compensation. The Company shall contribute to the Plan a matching contribution equal to twenty-five percent (25%) of the amount of the salary reduction deferred by the employee up to six percent (6%) of the participant's total compensation. All salary deferrals by employees and matching contributions by the employer are fully vested when deposited with the Plan. Benefits are distributed, subject to certain restrictions and limitations, upon death, disability, retirement, or other termination of employment.

    A participant may designate that contributions allocated to his account in the Plan be invested in (a) an equity fund consisting of common stock of many companies (other than the Company) with the objective of long-term appreciation, or (b) a fixed rate fund to invest in a guaranteed investment contract with an insurance company, or in a similar investment certificate, bond or contract with another financial institution or entity, or (c) a self-directed fund that permits the participant to individually direct investment of his account in any security traded on a U.S. national exchange or on the NASDAQ quotation system, in any stock or bond mutual fund that is traded on a national exchange or in certificates of deposit, money market certificates, elective investment trusts, or other short-term debt security instruments, or (d) Common Stock of the Company. Funds designated for investment in Common Stock of the Company are used for purchases of newly issued Common Stock directly from the Company or open market purchases of Common Stock at regular, predetermined intervals. Common Stock purchased in this manner is then allocated to participant accounts. Securities which are purchased for the benefit of participating employees are not transferable outside of the Plan unless and until distributed.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY STOCK FEATURE OF THE PLAN. If a choice is specified on the proxy by the shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted "FOR" approval of the Company Stock Feature of the Plan.

              PROPOSAL 3: RATIFICATION OF APPOINTMENT OF AUDITORS

    Samuel E. Allen, Robert M. Boyd, Jr. and Scott L. Probasco, Jr. are the current members of the Company's Audit Committee. The Audit Committee's functions include review and monitoring of financial reports and accounting practices.

    Another of the Audit Committee's functions is the recommendation of auditors to the Board of Directors. The Audit Committee has recommended and the Board of Directors has selected Arthur Andersen LLP, the Company's auditors since 1963. Arthur Andersen LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in this capacity. The Company's Board of Directors believes that it is a good practice to submit the appointment of auditors for the approval of the shareholders, although such approval is not required. If shareholder approval for the appointment is not obtained, the Audit Committee will investigate the reasons, and the Board of Directors will reconsider the appointment. If the accompanying proxy is duly executed and received in time for the Annual Meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named in the proxy to vote the shares represented thereby FOR the ratification of the appointment of Arthur Andersen LLP as auditors.

    It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement at the Annual Meeting if he desires.

SHAREHOLDERS' PROPOSALS

    Proposals from the Company's eligible shareholders for presentation for action at the 1997 Annual Meeting of Shareholders must be received by the Company no later than November 12, 1996, in order to be considered for inclusion in the Proxy Statement and Proxy for that Annual Meeting. Any such proposals, as well as any questions relating thereto, should be directed to Hugh F. Sharber, Secretary, Chattem, Inc., 1715 West 38th Street, Chattanooga, Tennessee 37409.

                                          Zan Guerry
                                          CHAIRMAN OF THE BOARD AND PRESIDENT
March 12, 1996

                                     [LOGO]

The Board of Directors recommends affirmative votes for Items 1, 2 and 3 and IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3.

Please mark your votes as indicated in this example /x/

1. Election of Directors.

FOR all nominees listed to the right (except as marked to the contrary) / /

WITHHOLD AUTHORITY to vote for all nominees listed to the right        / /


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF
             THE NOMINEES, STRIKE A LINE THROUGH HIS NAME IN THE LIST BELOW


                SAMUEL E. ALLEN and A. ALEXANDER TAYLOR II


2. Approved of the Company Stock Feature of the Chattem, Inc. Savings and Investment Plan.

    FOR                            AGAINST                     ABSTAIN
    / /                              / /                         / /


3. Ratification of the Appointment fo Arthur Andersen LLP as independent auditors.

    FOR                            AGAINST                     ABSTAIN
    / /                              / /                         / /


   The Board of Directors knows of no other matters that may properly be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgement on such matters. THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDERS AS THE NAME APPEARS HEREIN AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONNALLY , AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

                                        Date:
                                             ----------------------------------

                                        ---------------------------------------
                                              Signature of Shareholder

                                        ---------------------------------------
                                              Signature of Shareholder

PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE--NO POSTAGE REQUIRED




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